UNITED STATES COURT OF APPEALS

                             FOR THE FOURTH CIRCUIT


                                                       FILED
                                                 January  9,  2004


                              No.  02-2431
                                   CA-01-1317-3


ENERGY  CORPORATION  OF  AMERICA,  a  West  Virginia  Corporation

                   Plaintiff  -  Appellee

V.

MACKAY SHIELDS LLC, a Delaware limited liability company; DEBT STRATEGIES FUND, INCORPORATED, a Maryland corporation; MERRILL LYNCH VARIABLE SERIES FUNDS, INCORPORATED, a New Jersey corporation; MERRILL LYNCH BOND FUND, INCORPORATED, a New Jersey corporation; SENIOR HIGH INCOME PORTFOLIO, INCORPORATED, a Maryland corporation; MERRILL LYNCH SERIES FUND, INCORPORATED, a New Jersey corporation

                   Defendants  -  Appellants

and

AXP VARIABLE PORTFOLIO INCOME SERIES, INCORPORATED, a Minnesota corporation; INCOME TRUST; AMERICAN EXPRESS FINANCIAL ADVISORS, INCORPORATED, a Delaware corporation; MERRILL LYNCH INVESTMENT MANAGERS, L.P., a limited partnership

                   Defendants

                                 ---------------
                                      ORDER
                                 ---------------

     Appellee  has  filed  a  petition  for  rehearing.

     The  Court  denies  the  petition  for  rehearing.

     Entered for a panel comprised of Judge Wilkinson, Judge Traxler, and Judge Gregory.

                                                   For  the  Court,


                                                  /s/Patricia  S.  Connor
                                                  -----------------------
                                                         CLERK